EXHIBIT 99

                         CERTIFICATION PURSUANT TO
                          18 U.S.C. SECTION 1350,
                          AS ADOPTED PURSUANT BY
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Annual Report of Sonic Media Corp.,on
Form 10-KSB for the period ending April 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Kenneth H. Finkelstein, Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley
Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13
     (a) or 15 (d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date:  July 8, 2003        /S/ Kenneth H. Finkelstein
                              Kenneth H. Finkelstein,
                    	      Chief Executive Officer
                    	      Chief Financial Officer